Exhibit 10.27

CONFIDENTIAL TREATMENT

Confidential materials omitted and filed separately with the Securities and Exchange
Commission.  Asterisks denote such omission.

FIRST AMENDMENT
TO
JOINT DEVELOPMENT AND LICENSE AGREEMENT

This FIRST AMENDMENT (the “First Amendment”), dated as of December 21, 2010 (the “Amendment Date”), is entered into by and between Dyax Corp., with principal offices at 300 Technology Square, Cambridge, Massachusetts 02139, U.S.A. (“Dyax”), and Defiante Farmacêutica S.A., with registered offices at Rua da Alfândega, n. 78, 3° andar, 9000-059, Funchal, Madeira, Portugal (“Defiante”).  This First Amendment amends that certain Joint Development and License Agreement (the “Original Agreement”), dated effective as of June 18, 2010 (the “Effective Date”) by and between Dyax and Defiante.  All capitalized terms not otherwise defined in this First Amendment shall be as defined in the Original Agreement.

WHEREAS, under the terms of the Original Agreement, Dyax granted Defiante certain rights to Develop, Manufacture and Commercialize products incorporating DX-88 for the treatment of angioedemas and certain other indications;

WHEREAS, under the terms of the Original Agreement, Defiante’s rights with respect to DX-88 were limited to a territory comprised of the countries listed in Exhibit A to the Original Agreement;

WHEREAS, Defiante wishes to amend the terms of the Original Agreement to expand its territory to include the additional countries of Australia and New Zealand; and

WHEREAS, Dyax is willing to agree to such an amendment on the terms set forth herein.

NOW, THEREFORE, in consideration of the promises and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Dyax and Defiante hereby agree as follows:

1.    Section 1.32 of the Original Agreement is hereby deleted in its entirety and replaced by the following, in lieu thereof:

1.32    “Defiante Territory”.  Defiante Territory shall mean:

(a)
the countries listed on Exhibit A, together with (a) any additional countries that join the EU after the Effective Date, and (b) any new countries or territories created or arising after the Effective Date that reside within the geographical boundaries of the countries listed on Exhibit A (the “Original Defiante Territory”); and

(b)	Australia and New Zealand (the “Additional Defiante Territory”).

2.    Section 4.2 of the Original Agreement is hereby deleted in its entirety and replaced by the following, in lieu thereof:

4.2   HAE Indication.

(a)
HAE Development Plan. As soon as practicable after the Effective Date, the JSC shall convene to review and discuss the activities that are necessary to obtain Regulatory Approval of the Product for the treatment of HAE in the Original Defiante Territory.    Furthermore, as soon as practicable after the Amendment Date, the JSC shall convene to review and discuss the activities that are necessary to obtain Regulatory Approval of the Product for the treatment of HAE in the Additional Defiante Territory.  Following this process, Defiante and Dyax shall jointly complete, and the JSC shall approve, a formal plan to obtain Regulatory Approval for Product in the Defiante Territory for the HAE Indication (the “HAE Development Plan”).  The HAE Development Plan shall set forth all further activities that are necessary to obtain Regulatory Approval of the Product for the treatment of HAE in the Defiante Territory, strategies and timelines for completing such activities, together with the annual budget for expenses related thereto. The HAE Development Plan shall also allocate responsibility between the Parties for such activities, subject to Section 4.2(c), (d) and (e) below and each Party’s financial obligations under Section 7.3. The parties agree that the portion of the HAE Development Plan covering strategies and timelines for Regulatory Approval for Product in the Additional Defiante Territory shall be approved [*****], such term to be extended in case of unforeseen circumstances or all relevant HAE Development Data being not available.

The JSC shall review and monitor the activities conducted by the Parties under the HAE Development Plan, which shall be updated and modified from time to time to include any additional studies required by any Regulatory Authority in the Defiante Territory, up until filing of an application for Regulatory Approval with such Regulatory Authority, and any Post-Filing Activities required to obtain Regulatory Approval for the treatment of HAE in each country of the Defiante Territory, in accordance with the following process:

(i)
each Party shall review the HAE Development Plan not less frequently than quarterly and shall develop detailed and specific updates to the HAE Development Plan, until the completion of the activities covered thereunder;

(ii)	each Party shall submit all such updates to the JSC for review and approval at each meeting of the JSC; and

(iii)
the JSC shall review proposed updates to the HAE Development Plan at the next scheduled meeting of the JSC, or earlier if the JSC so agrees, and may approve such proposed updates in its discretion and, upon such approval by the JSC, the HAE Development Plan shall be amended accordingly.

(b)	Roles and Responsibilities. Subject to each Party’s respective financial obligations under Section 7.3:

(i)
HAE Development Data. Dyax shall provide Defiante with all protocols, pharmacology and toxicology data and information, pre-clinical and clinical data and information, registration dossiers and all other data and information (including without limitation documentation filed with the FDA) developed by or available to Dyax and which are relevant, required, or useful for Regulatory Approval of DX-88 in the HAE Indication in the Defiante Territory to safety and efficacy response and a discussion of safety as well as efficacy in the context of alternative treatments (collectively, the “HAE Development Data”).

(ii)
EMA Marketing Authorization Application.  Dyax shall remain responsible for completing the remaining preparation and drafting of the EMA Marketing Authorization Application for the Product in the HAE Indication and for correspondence, meetings and conversations with the EMA until the date the Regulatory Approval is granted by EMA in the name of Defiante. Responsibility for the obtaining and maintenance of such Regulatory Approval shall be assigned to Defiante as soon as practicable according to the above and to a process approved by the JSC.

(iii)
Pediatric Study.  Until the date the Regulatory Approval is granted by the EMA in Defiante’s name, Dyax shall remain responsible for the ongoing preparations relating to the clinical study included in the EMA approved Pediatric Investigational Plan.  Thereafter, responsibility for the preparation and conduct of such study shall be assigned to Defiante as soon as practicable according to a process approved by the JSC.

(iv)
Reformulation.  Dyax shall remain responsible for any activities relating to the reformulation of the Product, including those that are conducted in connection with the EMA approved Pediatric Investigational Plan.

(v)	Other HAE Activities. Unless otherwise agreed by the parties under the HAE Development Plan:

(A)	Development Activities. There shall be no further Development activities with respect to the Product in the HAE Indication in the Additional Defiante Territory.

(B)
Post-Filing Activities in the EU.  Subject to Section 4.2 (b) (ii) above, Defiante shall be solely responsible for all Post-Filing Activities required to obtain Regulatory Approval for Product for the HAE Indication in the EU.

(C)
Regulatory Activities Outside the EU.  Subject to Section 4.2 (b) (i) above, Defiante shall be solely responsible for all Regulatory Activities required to obtain Regulatory Approval for Product for the HAE Indication in any country of the Defiante Territory outside of the EU.

3.    Section 5.1 of the Original Agreement is hereby deleted in its entirety and replaced by the following, in lieu thereof:

5.1	[*****] Efforts.

(a)
Defiante shall use [*****] Efforts to obtain Regulatory Approval and Commercialize Product in the Original Defiante Territory for the HAE Indication and any Additional Indications that are Jointly Developed by the Parties in the Field.  Notwithstanding the foregoing provisions of this Section 5.1(a), it is understood that the [*****] Efforts obligations set forth in this Section 5.1(a) do not require that Defiante obtain Regulatory Approval and Commercialize Product in all countries in the Original Defiante Territory, or in any particular country of the Original Defiante Territory if undertaking such efforts to obtain Regulatory Approval and Commercialize Product in such country would not be advisable in the exercise of reasonable business judgment; provided that such obligation to exercise [*****] Efforts shall nonetheless require that Defiante exercise such [*****] Efforts to obtain Regulatory Approval and Commercialize Product in all the Major EU Countries for the Product in HAE and all other Indications that are Jointly Developed by the Parties in the Field.

(b)
Defiante shall use [*****] Efforts to obtain Regulatory Approval and Commercialize Product in the Additional Defiante Territory for the HAE Indication and any Additional Indications that are Jointly Developed by the Parties in the Field.  The parties acknowledge and agree that Defiante shall file for Regulatory Approval of the Product in Australia in accordance with the timelines set forth in the HAE Development Plan.

(c)
In connection with its obligation to use [*****]Efforts to obtain Regulatory Approval and Commercialize Product in the Defiante Territory for the HAE Indication and any Additional Indications that are Jointly Developed by the Parties in the Field, Defiante acknowledges and agrees that it shall not directly or indirectly engage in the commercialization of a therapeutic or prophylactic product that competes with the Product in the Field in the Defiante Territory.

4.    Section 7.1 of the Original Agreement is hereby amended to insert the following Section 7.1 bis at the end of such Section:

7.1 bis	Initial Consideration for the Additional Defiante Territory.

(i)
Additional License Fee. Within ten (10) Business Days of the Amendment Date, upon receipt of the relevant invoice, Defiante shall pay to Dyax an upfront license fee in the amount of Five Hundred Thousand Dollars ($500,000) as partial consideration for the rights granted by Dyax to Defiante in the Additional Defiante Territory.

(ii)
Additional Equity Investment.  Simultaneous with the execution of this First Amendment, Defiante and Dyax will enter into a Stock Purchase Agreement attached hereto as Exhibit A (the “Stock Purchase Agreement”), under which Defiante will purchase, in a private transaction, shares of Dyax common stock for a total of Five Hundred Thousand Dollars ($500,000) at a price per share to be calculated by applying a 50% premium to the average closing price of the Dyax common shares for the preceding twenty (20) Business Days.  It is acknowledged that the premium paid by Defiante shall be paid as additional consideration for the rights granted by Dyax to Defiante in the Additional Defiante Territory.

5.    Section 7.2 of the Original Agreement is hereby amended to insert the following Section 7.2 bis at the end of such Section:

7.2 bis	Milestones for the Additional Defiante Territory.

(i)
Filing Milestone.  Within [*****] following the first filing for Regulatory Approval of the Product in the Field in any country of the Additional Defiante Territory, Defiante shall pay to Dyax a one-time milestone payment in the amount of [*****].

(ii)
Approval Milestone. Within [*****] following the first Regulatory Approval of the Product in the Field in any country of the Additional Defiante Territory, Defiante shall pay to Dyax a one-time milestone payment in the amount of [*****].

(iii)
Commercialization Milestone. Within [*****] following the First Commercial Sale of the Product in the Additional Defiante Territory, Defiante shall pay to Dyax a one-time milestone payment in the amount of [*****]; provided however, that such milestone shall only be due if Defiante is able to secure a price reimbursement approval for the Product in excess of [*****] per treatment in any country of the Additional Defiante Territory.

6.    Except as expressly provided otherwise in this First Amendment, all provisions of the Original Agreement remain in full force and effect without modification and all such terms are hereby ratified and confirmed.

7.    From and after the Amendment Date, the term “Agreement” as used in the Original Agreement shall mean the Original Agreement, as amended by this First Amendment.

8.    This First Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, Dyax and Defiante have caused this First Amendment to be duly executed by their authorized representatives under seal, effective as of the Amendment Date.

DYAX CORP.

By:	/s/ Ivana Magovcevic-Liebisch
Name: Ivana Magovcevic-Liebisch
Title: Executive Vice President and General Counsel

DEFIANTE FARMACÊUTICA S.A.,

By:	/s/ Paulao Viegas
Name: Paulo Viegas
Title: CEO